Exhibit 4.12

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

Date of Issuance: [●], 2013	Number of Shares: [●]
(subject to adjustment)

AMPLIPHI BIOSCIENCES CORPORATION

Common Stock Purchase Warrant

AMPLIPHI BIOSCIENCES CORPORATION (the “Company”), for value received, hereby certifies that [________] (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at any time after the date hereof and on or before the Expiration Date (as defined in Section 5 below), up to [●] shares (the “Initial Number of Shares”) of Common Stock of the Company (“Common Stock”), at a purchase price of $[●] per share. The shares of Common Stock purchasable upon exercise of this Warrant and the purchase price per share, as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Stock” and the “Purchase Price,” respectively, and are subject to adjustment as set forth in Section 2, below.

1.	Exercise.

(a)          Manner of Exercise. This Warrant may be exercised by the Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as Exhibit A duly executed by such Holder or by such Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. The Purchase Price may be paid by cash, check, wire transfer, the surrender of promissory notes or other instruments representing indebtedness of the Company to the Holder or by net issue exercise pursuant to Section 1(c) below.

(b)          Effective Time of Exercise. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 1(d) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

(c)         Net Issue Exercise.

(i)          In lieu of exercising this Warrant in the manner provided above in Section 1(a), the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to such Holder a number of shares of Warrant Stock computed using the following formula:

X = Y (A - B)

A

Where	X = The number of shares of Warrant Stock to be issued to the Holder.

Y = The number of shares of Warrant Stock purchasable under this Warrant (at the date of such calculation).

A = The fair market value of one share of Warrant Stock (at the date of such calculation).

B = The Purchase Price (as adjusted to the date of such calculation).

(ii)         For purposes of this Section 1(c), the fair market value of Warrant Stock on the date of calculation shall mean with respect to each share of Warrant Stock:

(A)         if the exercise is in connection with an initial public offering of the Company’s Common Stock (an “IPO”), and if the Company’s Registration Statement relating to such public offering has been declared effective by the Securities and Exchange Commission, then the fair market value per share shall be the “Price to Public” specified in the final prospectus with respect to the offering;

(B)         if this Warrant is exercised after, and not in connection with, an IPO, and if the Company’s Common Stock is traded on a securities exchange or The Nasdaq Stock Market or actively traded over-the-counter:

(1)         if the Company’s Common Stock is traded on a securities exchange or The Nasdaq Stock Market, the fair market value shall be deemed to be the average of the closing prices over a thirty (30) day period ending three days before date of calculation; or

(2)         if the Company’s Common Stock is actively traded over-the-counter, the fair market value shall be deemed to be the average of the closing bid or sales price (whichever is applicable) over the thirty (30) day period ending three days before the date of calculation; or

(C)         if neither (A) nor (B) is applicable, the fair market value of Warrant Stock shall be as determined in good faith by the Company’s Board of Directors, unless the Company is at such time subject to an acquisition as described in Section 2(b) below, in which case the fair market value of Warrant Stock shall be deemed to be the value received by the holders of such stock pursuant to such acquisition.

(d)          Delivery to Holder. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within ten (10) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(i)          a certificate or certificates for the number of shares of Warrant Stock to which such Holder shall be entitled, and

(ii)         in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Holder upon such exercise as provided in Section 1(a) or 1(c) above.

2.	Adjustments.

(a)          Stock Splits and Dividends. If outstanding shares of the Company’s Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock, securities or other assets shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

(b)          Reclassification, Merger, Etc. In case there occurs any reclassification or change of the outstanding securities of the Company or any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant), any consolidation or merger of the Company, any consolidation or merger of the Company with or into another corporation or any similar corporate reorganization on or after the date hereof, then and in each such case the Holder, upon the exercise hereof at any time after the consummation of such merger, reclassification, change, or reorganization shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment pursuant to the provisions of this Section 2.

(c)          Adjustment Certificate. When any adjustment is required to be made in the Warrant Stock or the Purchase Price pursuant to this Section 2, the Company shall promptly mail to the Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Purchase Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

3.	Transfers.

(a)          Transferability of Warrants. This Warrant and all rights hereunder may not be transferred, in whole or in part, without the prior written consent of the Company, provided, however that this Warrant and all rights hereunder may be transferred, in whole or in part, to any Affiliate of the Holder, upon surrender of the Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company.

(b)          Warrant Register. The Company will maintain a register containing the names and addresses of the Holders of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Holder may change such Holder’s address as shown on the warrant register by written notice to the Company requesting such change.

4.          No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

5.          Termination. This Warrant (and the right to purchase securities upon exercise hereof) shall terminate upon the earliest of the following dates: (i) the date which is five (5) years following the issue date hereof; or (ii) the date of the closing on a Change in Control (such date, the “Expiration Date”).

6.          Holder Representations. The Holder represents and warrants to the Company as follows: Holder acknowledges that (i) this Warrant and the Warrant Stock have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are “restricted securities” within the meaning of the Securities Act, (ii) the Holder is acquiring this Warrant and the Warrant Stock solely for the account of the Holder, for investment purposes only, and not with a view towards their resale or distribution, (iii) the Holder agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon exercise of this Warrant unless (a) there is an effective registration statement under the Act as to this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable U.S. federal or state securities law then in effect, (b) the Company receives an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required or (c) the Company is otherwise satisfied that such registration and qualification is not required. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect. The Holder also acknowledges that the Holder is an “accredited investor” as such term is defined in Regulation D of the Rules and Regulations promulgated under the Securities Act.

7.	Notices of Certain Transactions. In case:

(a)          the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right,

(b)          of any liquidation or merger, consolidation with or into, or conveyance, transfer, lease or other disposal of all or substantially all of its assets (whether in one transaction or in a series of transactions) to any Person, other than any such transaction in which the shareholders of the Company immediately prior to such transaction or transactions own a majority of the outstanding capital stock and a majority of the voting power of the surviving entity or parent after giving effect to such transaction, or any simultaneous sale of more than a majority of the then outstanding securities of the Company other than a reincorporation transaction to change the Company’s jurisdiction of incorporation (each a “Change in Control”), or

(c)          of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion) are to be determined. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

8.          Reservation of Stock. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

9.          Exchange of Warrants. Upon the surrender by the Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 3 hereof, issue and deliver to or upon the order of such Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of such Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

10.         Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

11.         Mailing of Notices. Any notice required or permitted pursuant to this Warrant shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or sent by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail, as certified or registered mail (airmail if sent internationally), with postage prepaid, addressed (a) if to the Holder, to the address of the Holder most recently furnished in writing to the Company and (b) if to the Company, to the address set forth below or subsequently modified by written notice to the Holder.

12.         No Rights as Shareholder. Until the exercise of this Warrant, the Holder of this Warrant shall not have or exercise any rights by virtue hereof as a shareholder of the Company.

13.         No Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of exercise, as determined in good faith by the Company’s Board of Directors.

14.         Amendment or Waiver. This Warrant shall not be amended, modified or waived except by an instrument in writing signed by the Company and holders representing at least a majority of the aggregate number of Warrant Stock issuable upon exercise of all outstanding Warrants. Holder acknowledges that this Warrant may be amended without Holder’s consent.

15.         Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

16.         Governing Law. This Warrant shall be governed, construed and interpreted in accordance with the laws of the state of New York, without giving effect to principles of conflicts of law.

Signature Page Follows

SIGNATURE PAGE TO COMMON STOCK PURCHASE WARRANT

AMPLIPHI BIOSCIENCES CORPORATION

By
President & CEO

[___________________]

By

Address:

EXHIBIT A

PURCHASE FORM

To: COMPANY NAME	Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase _______ shares of the Common Stock covered by such Warrant and herewith [makes payment of $_________,] or [surrenders __________ shares of Common Stock issuable upon exercise of this Warrant], representing the full purchase price for such shares at the price per share provided for in such Warrant.

The undersigned acknowledges that it has reviewed the representations and warranties contained in Section 6 of the Warrant and by its signature below hereby makes such representations and warranties to the Company. Defined terms contained in such representations and warranties shall have the meanings assigned to them in the Warrant.

Signature:

Name (print):

Title:

[HOLDER]

EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED, _________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Common Stock covered thereby set forth below, unto:

Name of Assignee	Address/Fax Number	No. of Shares

Dated:_________________	Signature:

Witness: